UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2025

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)			77-0181864 (I.R.S. Employer Identification Number)
60 E. Rio Salado Parkway,		Suite 1000,
	Tempe,	Arizona	85281
(Address of principal executive offices and zip code)
	(650)	527-8000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights		GENVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer

On November 3, 2025, the Board of Directors of Gen Digital Inc. (the “Company”) appointed Bryan Ko, the Company’s current Chief Legal Officer and Secretary, to the additional position of Chief Operating Officer, effective immediately.

There were no changes to Mr. Ko’s compensation arrangements in connection with this appointment and his existing compensatory terms, as previously disclosed in the Company’s proxy statement for its most recent annual meeting of stockholders, remain in effect. Mr. Ko’s biographical information is set forth in the Company’s definitive proxy statement filed with the SEC on July 28, 2025, which is incorporated herein by reference. In addition, there are no disclosable relationships pursuant to this current report on Form 8-K.

(e) Compensatory Arrangements of Certain Officers

On November 3, 2025, the Board, at the recommendation of the Company's Compensation and Leadership Development Committee (the “CLDC”), approved the adoption of the Gen Digital Inc. Executive Severance and Retention Plan (the “Plan”), which supersedes and replaces the Company’s prior Executive Severance Plan and Executive Retention Plan, as amended and restated, in their entirety.

The Plan provides severance, change-in-control, and retirement benefits to certain executive officers and other designated employees of the Company, including the Company’s named executive officers ("NEOs"), as described below, subject to the execution of a release of claims:

•Severance Benefits: Our NEOs are entitled to severance benefits upon a qualifying termination. Severance benefits for our NEOs include cash severance equal to two times their base salary and two times their annual bonus opportunity at 100% of target for NEOs, six months of outplacement services, an additional cash payment equal to 24 months of their COBRA premiums if they elect COBRA continuation coverage, and prorated acceleration of the performance-based restricted stock units, assuming target performance.
•Change in Control Benefits: Upon a qualifying termination in connection with a change in control, NEOs are entitled to similar multiples of base salary and target bonus, as well as full acceleration of outstanding equity awards (performance-based awards vesting at the higher of actual performance or 100% of target).
•Retirement Benefits: NEOs who satisfy the Plan’s “Rule of 65” retirement criteria will be entitled to continued vesting of time-based restricted stock units and prorated vesting of performance-based restricted stock units based on actual performance, provided such stock units were granted after the date of this Plan.

The Plan also includes customary provisions regarding compensation recovery, dispute resolution, and compliance with Sections 280G and 409A of the Internal Revenue Code of 1986, as amended. The full text of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1*	Gen Digital Inc. Executive Severance and Retention Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted, as the Registrant has determined that the omitted information is both (i) not material and (ii) the type that the Registrant treats as private and confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of November, 2025.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Operating Officer, Chief Legal Officer and Secretary